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                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-6145677

                                  THE COMMONWEALTH OF MASSACHUSETTS
______________________
Examiner                                WILLIAM FRANCIS GALVIN
                                     Secretary of the Commonwealth
                          One Ashburton Place, Boston, Massachusetts 02108-1512

                                   RESTATED ARTICLES OF ORGANIZATION
                               (GENERAL LAWS, CHAPTER 156B, SECTION 74)
______________________
Name
Approved We, Michael A. Reardon, *President/ *Vice President, and Samuel Ramos, Secretary/ *Assistant Clerk, of Allmerica Financial Life Insurance and Annuity Company,
                                      (EXACT NAME OF CORPORATION)

Approved                 located at 440 Lincoln Street, Worcester, MA 01653,
Date:                        (STREET ADDRESS OF CORPORATION MASSACHUSETTS)
August 22, 2006
                         do hereby certify that the following Restatement of the
                         Articles of Organization was duly adopted at a meeting
/s/ Julianne M. Bowler   held on June 26, 2006 by a vote of the directors/or:
----------------------   *This was an unanimous vote by the Board of Directors*
Julianne M. Bowler,
Commissioner of
Insurance

                         ______ shares of ________________________________ of __________ shares outstanding,
                                           (TYPE, CLASS & SERIES, IF ANY)

                         ______ shares of ________________________________ of ______ shares outstanding, and
                                           (TYPE, CLASS & SERIES, IF ANY)

                         ______ shares of ________________________________ of ___________ shares outstanding,
                                           (TYPE, CLASS & SERIES, IF ANY)

 C     |_|               **being at least a majority of each type, class or
                         series outstanding and entitled to vote thereon: /
 P     |_|               **being at least two-thirds of each type, class or
                         series outstanding and entitled to vote thereon and of
 M     |_|               each type, class or series of stock whose rights are
                         adversely affected thereby:
 R.A.  |_|
                                              ARTICLE I
                                   The name of the corporation is:

                              Commonwealth Annuity and Life Insurance Company

                                              ARTICLE II

                           The purpose of the corporation is to engage in the
                                      following business activity(ies):

                                  Refer to Schedule A attached hereto.

                         *  DELETE THE INAPPLICABLE WORDS.

                         ** DELETE THE INAPPLICABLE CLAUSE.

                         NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM
                         ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET
                         FORTH ON SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A
                         LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN
______________________   ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS
P.C.                     EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY
                         INDICATED.

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                                    ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

         WITHOUT PAR VALUE                       WITH PAR VALUE
   -----------------------------------------------------------------------------
      TYPE      NUMBER OF SHARES      TYPE      NUMBER OF SHARES     PAR VALUE
   -----------------------------------------------------------------------------
   Common:                         Common:      10,000             $1,000/share

   Preferred:                      Preferred:

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

     Not Applicable

                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

     Not Applicable

                                   ARTICLE VI

** Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

     Refer to Schedule A attached hereto.

** IF THERE ARE NO PROVISIONS STATE "NONE".

NOTE: THE PRECEDING SIX (6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT.

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                                   ARTICLE VII

     The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a LATER effective date is desired, specify such date which shall not be more than THIRTY DAYS after the date of filing.

               September 1, 2006

                                  ARTICLE VIII

     The information contained in Article VIII is not a permanent part of the Articles of Organization.

     a. The street address (post office boxes are not acceptable) of the principal office of the corporation IN MASSACHUSETTS is:

     440 Lincoln Street, Worcester, MA 01653

     b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                        NAME         RESIDENTIAL ADDRESS     POST OFFICE ADDRESS

     President:  Michael A. Reardon  15 Bertis Adams Way            Same
                                     Westborough, MA 01581

     Treasurer:  Amol S. Naik        200 West 26th Street,          Same
                                     #91 New York, NY 10001

     Secretary   Samuel Ramos        110 Bolder Road                Same
                                     Manhasset, NY 11030

     Directors:

          Refer to attachment.

     c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

     d. The name and business address of the resident agent, if any, of the corporation is:

     CT Corporation System, 101 Federal Street, Boston, MA 02110

     ** We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

 Article I : The exact name of the corporation is Commonwealth Annuity and Life
                               Insurance Company

     SIGNED UNDER THE PENALTIES OF PERJURY, this 10th day of August, 2006.


     /s/ Michael A. Reardon     , *President/*Vice President,
     ---------------------------


     /s/ Samuel Ramos           , Secretary/*Assistant Clerk.
     ---------------------------

*  DELETE THE INAPPLICABLE WORDS.

** IF THERE ARE NO AMENDMENTS, STATE 'NONE'.

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SCHEDULE A TO THE RESTATED ARTICLES OF ORGANIZATION OF COMMONWEALTH ANNUITY AND
LIFE INSURANCE COMPANY

Article 2. Corporate Purposes

     The corporation, which was organized on July 26, 1974, under the laws of the state of Delaware, has elected, for the purpose of continuing its existence without interruption, to become domesticated and reincorporated as a Massachusetts corporation. Upon the taking effect of these Restated Articles of Organization, the corporation shall be and continue to be possessed of all privileges, franchises and powers to the same extent as if it had been originally incorporated under the laws of the Commonwealth of Massachusetts (including without limitation the privilege of transacting on the stock plan, and transacting the kinds of insurance now or hereafter described in or permitted by Clauses 6th and 16th of Section 47 and Sections 47A and 54G of Chapter 175 of the General Laws of the Commonwealth of Massachusetts and any acts in amendment thereof or in addition thereto, and such other kinds of insurance as may be permitted now or hereafter to be transacted by insurance corporations organized or authorized to transact any of the kinds of insurance now or hereafter described or permitted by said Clauses of Section 47 and Sections 47A and 54G; and including any form of insurance which may be permitted by paragraphs (b) and (g) of Section 51 of said Chapter 175; and any acts in amendment thereof or in addition thereto, thus including the authority pursuant to said Clause of Section 47 and Sections 47A and 54G: and including, pursuant to the provisions of paragraph (g) of said Section 51, authority to write such other form or forms of insurance coverage not included in the provisions of said
Section 47 and Sections 47A and 54G, and not contrary to the law, as the Commissioner of Insurance, in his or her discretion, may authorize and license subject to such terms and conditions as he or she may from time to time prescribe) and all privileges, franchises and powers belonging to said corporation, and all property, real, personal and mixed, and all debts due on whatever account, all certificates of authority, agent appointments, outstanding insurance policies, capital structure, and choses in action, shall be and the same are hereby ratified, approved, confirmed and assured to the corporation, with like effect and to all intents and purposes as if it had been originally incorporated under the laws of the Commonwealth of Massachusetts.

     The board of directors may permit the issuance of participating policies, and may permit the policyholders of the corporation from time to time to participate in the profits of its operations through the payment or dividends. The board of directors shall have the power to make reasonable classification or classifications of policies and to take such other action, in accordance with the law, as may be necessary or desirable to carry into effect any participation by policyholders in the profits of the operations of the corporation. No policyholder shall have any right to participate in the profits of the operations of the corporation unless and until the directors of the corporation, in the exercise of their discretion, affirmatively authorize such participation, and then only to the extent so authorized.

     The directors of the corporation shall have the power to segregate and hold separate from the other funds and assets of the corporation premiums or other funds received from the sale of various types and classes of policies and annuity contracts; the amounts held may be invested in

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such proportions and in such manner as determined by the board of directors of the corporation or by a committee thereof, except as may otherwise be required under the following paragraph. The assets held in such separate account or accounts shall not be chargeable with liabilities arising out of any other business the corporation may conduct, but shall be held and applied exclusively for the benefit of the holders or beneficiaries of those variable annuity contracts or life insurance policies with respect to which the account or accounts have been established.

     If a separate account is registered with an Agency of the Federal Government having jurisdiction over such separate account or contracts issued in connection therewith, provisions may be made in the rules and regulations for such separate account for voting by owners of separate account contracts with respect to the election of a board of managers for such account, ratification of the selection of auditors for such account by such board, approval of investment advisory service contracts for such account, and such other matters as may be required by applicable law.

     Article 6. Other Lawful Provisions

     6.1 The corporation may carry on any business, operation or activity referred to in Article 2 to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction or a joint venture or other arrangement with any corporation, association, trust, firm or individual.

     6.2 The corporation may carry on any business, operation or activity referred to in Article 2 through a wholly or partly owned subsidiary.

     6.3 The corporation may be a partner in any business enterprise which it would have power to conduct by itself.

     6.4 The bylaws may be altered, amended or repealed at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal or the sections to be affected thereby, by vote of the holders of shares representing a majority of the votes of the capital stock of the corporation outstanding. The bylaws may also be altered, amended or repealed by vote of a majority of the directors then in office, except that the directors shall not take any action unless permitted by law or the by-laws. Any bylaw so altered, amended or repealed by the directors may be further altered or amended or reinstated by the stockholders in the above manner. Except as otherwise provided by law, these Restated Articles of Organization may be altered or amended at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration or the sections to be affected thereby, by vote of the holders of shares representing a majority of the votes of the capital stock of the corporation outstanding.

     6.5 Meetings of the stockholders may be held anywhere in the United States.

     6.6 The directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if


                                       2

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any, shall be reserved for any corporate purpose, and what amounts, if any shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

     6.7 The purchase or other acquisition or retention by the corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.

     6.8 The directors shall have the power to fix from time to time their compensation. No person shall be disqualified from holding any office by reason of any interest. In this absence of fraud, any director, officer or stockholder of this corporation individually, or any individual having any interest in any concern which is a stockholder of this corporation, or any concern in which any of such directors, officers, stockholders or individuals has any interest, may be a party to, or may be pecuniarily or otherwise interested in any contract, transaction or other act of the corporation, and

     (1) such contract, transaction or act shall not be in any way invalidated or otherwise affected by that fact;

     (2) no such director, officer, stockholder or individual shall be liable to account to the corporation for any profit or benefit realized through any such contract, transaction or act; and

     (3) any such director of the corporation may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same;

provided however, that any contract, transaction or act, in which any director or officer of the corporation is so interested individually or as a director, officer, trustee or member of any concern which is not a subsidiary or affiliate of the corporation, or in which any directors or officers are so interested as holders, collectively, of a majority of shares of capital stock or other beneficial interest at the time outstanding in any concern which is not a subsidiary of affiliate of the corporation, shall be duly authorized or ratified by a majority of the directors who are not so interested, to whom the nature of such interest has been disclosed and who have made any findings required by law;

the term "interest" including personal interest and interest as a director, officer, stockholder, shareholder, trustee, member or beneficiary of any concern;

the term "concern" meaning any corporation, association, trust, partnership, firm, person or other entity other than the corporation;


                                       3

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and the phrase "subsidiary or affiliate" meaning a concern in which a majority of the directors, trustees, partners or controlling persons is elected or appointed by the directors of the corporation, or is constituted of the directors or officers of the corporation.

To the extent permitted by law, the authorizing or ratifying vote of the holders of shares representing a majority of the votes of the capital stock of the corporation outstanding and entitled to vote for the election of directors at any annual meeting or a special meeting duly called for the purpose (whether such vote is passed before or after judgment rendered-in a suit which respect to such contract, transaction or act) shall validate any contract, transaction or act of the corporation, or of the board of directors or any committee thereof, with regard to all stockholders of the corporation, whether or not of record at the time of such vote, and with regard to all creditors and other claimants under the corporation; provided, however, that

     A. with respect to the authorization or ratification of contracts, transactions or acts in which any of the directors, officers or stockholders of the corporation have an interest, the nature of such contracts, transactions or acts and the interest of any director, officer or stockholder therein shall be summarized in the notice of any such annual or special meeting, or in a statement or letter accompanying such notice, and shall be fully disclosed at any such meeting;

     B. the stockholders so voting shall have made any findings required by law;

     C. the stockholders so interested may vote at any such meeting except to the extent otherwise provided by law and

     D. any failure of the stockholders to authorize or ratify such contract, transaction or act shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors, officers or employees of its or their right to proceed with or enforce such contract, transaction or act.

If the corporation has more than one class or series of capital stock outstanding, the vote required by this paragraph shall be governed by the provisions of the Restated Articles of Organization applicable to such classes or series.

     No contract, transaction or act shall be avoided by reason of any provision of this paragraph 6.8 which would be valid but for such provision or provisions.

     6.9 A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duly as a director except to the extent that exculpation from liability is not permitted under the Massachusetts Business Corporation Law as in effect at the time such liability is determined. No amendment or repeal of this paragraph 6.9 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     6.10 The corporation shall have all powers granted to corporations by the laws of the Commonwealth of Massachusetts, provided that no such power shall include any activity inconsistent with the Business Corporation Law or the general laws of said Commonwealth.


                                       4

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Attachment to Article VIII(b)
Directors

       NAME                RESIDENTIAL ADDRESS     POST OFFICE ADDRESS
----------------------------------------------------------------------
ALLAN STEVEN LEVINE      618 Hillcrest Road       Goldman, Sachs & Co.
                         Ridgewood, NJ 07450      85 Broad Street
                                                  New York, NY 10004

TIMOTHY JOSEPH O'NEILL   5 Sunset Lane            Goldman, Sachs & Co.
                         Rye, NY 10580            85 Broad Street
                                                  New York, NY 10004

MARC ADAM SPILKER        960 Park Avenue          Goldman, Sachs & Co.
                         New York, NY 10028       One New York Plaza
                                                  New York, NY 10004

JOHN WILLIAM McMAHON     63 Island Drive          Goldman, Sachs & Co.
                         Rye, NY 10580            85 Broad Street
                                                  New York, NY 10004

MICHAEL ANTHONY          15 Bertis Adams Way      AFLIAC
REARDON                  Westborough, MA 01581    440 Lincoln Street
                                                  Worcester, MA 01653

NICHOLAS HELMUTH VON     506 Town Hill Road       Goldman, Sachs & Co.
MOLTKE                   New Hartford, CT 06057   85 Broad Street
                                                  New York, NY 10004

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                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)

================================================================================

I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $___________ having been paid, said articles are deemed to have been filed with me this _______ day of _________________________, 19
_______.

EFFECTIVE DATE:_________________________________________________________________

                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH

                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Telephone: _____________________________________________________________________